Exhibit 99.1

Western Alliance Reports Results for the Third Quarter 2008

LAS VEGAS--(BUSINESS WIRE)--October 24, 2008--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the third quarter 2008.

Third Quarter 2008 Highlights:

  Net operating income of $5.5 million (excluding securities impairment charges and a non-cash goodwill impairment charge) in the third quarter 2008, up $3.0 million from second quarter 2008
  Diluted net operating income per share of $0.16 (excluding securities impairment charges and a non-cash goodwill impairment charge), up $0.08 from second quarter 2008
  Net loss of $94.7 million, including securities impairment charges of $20.9 million (net of tax) and a non-cash goodwill impairment charge of $79.2 million
  Diluted loss per share of $2.78, including securities impairment charges of $0.61 per diluted share (net of tax) and a non-cash goodwill impairment charge of $2.32 per diluted share
  Successful $50 million capital raise from common stock issuance bringing total risk-based regulatory capital to $536 million, increasing the total risk based capital ratio to 11.4% from 11.0% at June 30, 2008 and 10.3% at June 30, 2007
  Decline in nonperforming assets of $10.7 million from the second quarter 2008 to $40.6 million or 0.78% of total assets in the third quarter 2008
  Increase in interest margin from 4.25% in the second quarter 2008 to 4.36% in the third quarter 2008
  Net revenue (sum of net interest income and non-interest income, excluding securities and fair value gains/losses) of $57.3 million, up 4.2% from $55.0 million in the second quarter 2008 and 8.7% from $52.7 million for the third quarter 2007
  Gross loans of $3.95 billion at September 30, 2008, up $73 million from June 30, 2008
  Total customer funds of $3.74 billion, down $35 million from one quarter ago, including deposits of $3.45 billion at September 30, 2008, down 4.0% or $145 million from June 30, 2008 and customer repurchase agreements of $295 million, up 59.2% or $110 million from June 30, 2008

Financial Performance

Western Alliance Bancorporation reported net operating income of $5.5 million (excluding securities impairment charges of $20.9 million (net of tax) and a non-cash goodwill impairment charge of $79.2 million) in the third quarter 2008, up $3.0 million from the second quarter 2008.

Net loss of $94.7 million for the third quarter 2008 was down $97.1 million from net income of $2.4 million for the second quarter 2008. Third quarter results include a non-cash goodwill impairment charge of $79.2 million and securities impairment charges of $20.9 million, net of tax. Given the rapidly changing market conditions, the Company continues to evaluate its remaining securities and goodwill for impairment. The third quarter also includes the $2.5 million after-tax loss ($0.07 per share) from PartnersFirst, the Company’s affinity credit card initiative.

Gross loans grew $73 million to $3.95 billion at September 30, 2008 from June 30, 2008 and increased $401 million from September 30, 2007.

Customer funds decreased $35 million to $3.74 billion at September 30, 2008 from June 30, 2008, comprised of a $145 million decrease in deposits and a $110 million increase in customer repurchase agreements. From September 30, 2007, customer funds decreased $252 million, comprised of a $344 million decrease in deposits and a $91 million increase in customer repurchase agreements. Non-interest bearing title company deposits declined $69 million to $138 million during the 12 months ended September 30, 2008 and decreased $26 million from June 30, 2008.

“I’m pleased with our meaningful improvement during the quarter related to increases in revenue, margins, and operating earnings, while substantially reducing our non-performing assets,” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance. “Despite our presence in some of the most challenged markets in the country, I expect our operating performance improvement will be among the best in the industry.”

Sarver continued, “The non-operating charges we have taken are largely non-cash in nature and generally reflect the decline in market value of financial institutions. Indeed, our capital increased as we successfully raised equity during the quarter resulting in our regulatory capital ratios climbing further into the ‘Well Capitalized’ zone from June 30, 2008. We intend to utilize this new capital to strengthen our franchise through continued loan growth and opportunistic acquisitions. We bid on two banks that were sold by the FDIC during the quarter, and expect to be active in this market in the future.”

“We also started two new operations whose primary focus is deposit gathering. Our Alliance Association Financial Services targets serving homeowner’s associations nationwide. The leader of this division, Craig Huntington, has been very successful in this market and built up a franchise nationwide. We have also hired Paul Donaldson, who has had tremendous success building a banking franchise in the Los Angeles and Orange County markets.”

Income Statement

Net interest income increased 6.6 percent to $49.9 million in the third quarter 2008 from $46.8 million in the third quarter 2007. The net interest margin in the third quarter 2008 was 4.36 percent, compared to 4.25 percent in the second quarter 2008 and 4.20 percent in the first quarter 2008. The net interest margin was 4.38 percent in the third quarter 2007.

The provision for loan losses was $14.7 million for the third quarter 2008 compared to $13.2 million for the second quarter 2008 and $3.9 million for the third quarter 2007. Non-accrual loans and other real estate owned were $40.6 million or 0.78 percent of total assets at September 30, 2008, down from $51.3 million or 0.98 percent of total assets at June 30, 2008. Net loan charge-offs were $16.3 million or 1.65 percent of average loans (annualized), compared to net charge-offs of $5.3 million or 0.55 percent of average loans (annualized) for the second quarter 2008. Loans past due 30-89 days totaled $35.0 million at quarter end, up from $11.9 million at June 30, 2008.

Non-interest income, excluding changes in fair value of financial instruments measured at fair value, was $7.4 million for the third quarter 2008, up 25.7 percent from $5.9 million for the same period in 2007. For the second quarter 2008, non-interest income was $7.0 million.

Net revenue (sum of net interest income and non-interest income, excluding changes in fair value of financial instruments measured at fair value) was $57.3 million for the third quarter 2008, up 8.7 percent from $52.7 million for the third quarter 2007. For the second quarter 2008, net revenue was $55.0 million.

Non-interest expense, excluding a non-cash goodwill impairment charge of $79.2 million, was $40.6 million for the third quarter 2008, up $6.0 million from $34.6 million for the same period in 2007 and up $1.4 million from $39.2 million for the second quarter 2008. Including the goodwill impairment charge, non-interest expense was $119.9 million for the third quarter 2008. We had 1,017 full-time equivalent (FTE) employees and 41 banking offices on September 30, 2008 compared to 1,000 and 41, respectively, on June 30, 2008 and 987 and 38, respectively, on September 30, 2007. These numbers include 38 FTE at PartnersFirst at September 30, 2008, up 10 from 28 at June 30, 2008.

Regarding goodwill, we engaged an independent valuation consultant to assist us in evaluating a potential goodwill impairment charge. Based on the evaluation that goodwill was significantly impaired, we wrote off $79.2 million of goodwill as a non-cash charge to earnings in the third quarter of 2008. This charge had no effect on our cash balances or liquidity. In addition, because goodwill and other intangible assets are not included in the calculation of regulatory capital, our well-capitalized regulatory ratios are not affected by this non-cash expense.

Net operating income increased $3.0 million to $5.5 million (excluding securities impairment charges of $20.9 million, net of tax, and a non-cash goodwill impairment charge of $79.2 million) in the third quarter 2008 compared to $2.4 million for the second quarter 2008.

Net income decreased $97.1 million to a net loss of $94.7 million for the third quarter 2008 compared to $2.4 million for the second quarter 2008. Net income was $11.1 million for the same period last year. Diluted loss per share was $2.78 compared with diluted earnings per share of $0.08 for the second quarter 2008 and $0.35 for the third quarter 2007. Average diluted shares increased 7.6 percent to 34.1 million for the third quarter 2008 compared to 31.7 million for the third quarter 2007.

Balance Sheet

Gross loans totaled $3.95 billion at September 30, 2008, an increase of 1.9 percent from June 30, 2008 and 11.3 percent from $3.55 billion at September 30, 2007. At September 30, 2008 the allowance for loan losses was 1.45 percent of gross loans down from 1.51 percent at June 30, 2008 and up from 1.13 percent at September 30, 2007.

Customer funds totaled $3.74 billion at September 30, 2008, a decrease of $35 million from June 30, 2008 and a $252 million decrease from $4.00 billion at September 30, 2007.

Non-interest bearing deposits, which include title company deposits for which the Company incurs non-interest expense for the benefit of the depositor, comprised 28.6 percent of total deposits at September 30, 2008. As of September 30, 2008, non-interest bearing deposits from title companies were 4.0 percent of total deposits, compared to 4.6 percent at June 30, 2008, and 5.5 percent at September 30, 2007.

At September 30, 2008, the company’s loan to deposit ratio was 114.4 percent compared with 93.5 percent one year earlier. Borrowings, including non-relationship brokered deposits, totaled $865 million at September 30, 2008, up $509 million from $356 million one year earlier. The majority of these borrowings represent overnight advances from the Federal Home Loan Bank of San Francisco.

Stockholders’ equity decreased $48 million from June 30, 2008 to $478 million at September 30, 2008, primarily due to a decrease in retained earnings from net losses resulting from $20.9 million in securities impairment charges (net of tax) and a $79.2 million non-cash goodwill impairment charge. Our accumulated other comprehensive loss has increased since December 2007 due mainly to widening of credit spreads, which negatively affected the market values of our trust preferred CDO and adjustable rate preferred stock portfolios, increasing our other comprehensive loss by $5.9 million to $52.1 million for the quarter ended September 30, 2008. At September 30, 2008 tangible common equity was 6.3 percent of tangible assets and total risk-based capital was 11.4 percent of risk-weighted assets.

Total assets increased 4.5 percent to $5.23 billion at September 30, 2008 from $5.00 billion at September 30, 2007.

Operating Unit Highlights

Our Nevada banking operations, which include Bank of Nevada and First Independent Bank of Nevada, reported loan growth of $14 million during the third quarter 2008 and $138 million during the last 12 months to $2.63 billion at September 30, 2008. Customer funds decreased $90 million and $311 million to $2.39 billion during the same periods, respectively. Net operating income for our Nevada banks was $4.1 million (excluding securities impairment charges of $15.8 million, net of tax, and a non-cash goodwill impairment charge of $79.2 million) in the third quarter 2008 compared with net income of $10.9 million during the third quarter 2007. Net loss for our Nevada banks was $90.9 million during the third quarter 2008 compared with net income of $10.9 million during the third quarter 2007.

Our California banking operations, which include Torrey Pines Bank and Alta Alliance Bank, reported loan growth of $47 million during the third quarter 2008 and $198 million during the last 12 months to $712 million. Customer funds increased $49 million and $52 million to $679 million during the same periods, respectively. Net operating loss for our California banks was $0.2 million (excluding securities impairment charges of $2.7 million, net of tax). Net loss for our California banks was $2.9 million during the third quarter 2008 compared with net income of $1.1 million during the third quarter 2007.

Our Arizona banking operations, which consists of Alliance Bank of Arizona, reported loan growth of $4 million during the third quarter 2008 and an increase of $60 million during the last 12 months to $622 million. Customer funds increased $15 million and $26 million to $696 million during the same periods, respectively. Net operating income for our Arizona bank was $0.7 million (excluding securities impairment charges of $2.4 million, net of tax). Net loss for our Arizona bank was $1.7 million during the third quarter 2008 compared with net income of $1.1 million during the third quarter 2007.

Our Asset Management business line, which includes Miller/Russell and Associates, Shine Investments Advisory Services and Premier Trust, had assets under management of $1.97 billion at September 30, 2008, down 15.5 percent from $2.33 billion at September 30, 2007. Assets under administration by the three entities decreased 15.0 percent from $2.54 billion at September 30, 2007 to $2.16 billion at September 30, 2008. Net income for the Asset Management segment for the quarter ended September 30, 2008 was $0.3 million.

Our affinity credit card business line, PartnersFirst, has launched 5 new affinity groups and opened 3,749 accounts during the third quarter 2008. Losses incurred by PartnersFirst for the quarter ended September 30, 2008 were $2.5 million.

Attached to this press release is summarized financial information for the quarter ended September 30, 2008.

Conference Call

Western Alliance Bancorporation will host a conference call to discuss its third quarter 2008 financial results at 10:00 a.m. ET on Friday, October 24, 2008. Participants may access the call by dialing 1-800-860-2442. The call will be recorded and made available for replay after 2:00 p.m. ET October 24 until 9:00 a.m. ET October 31 by dialing 1-877-344-7529 using the passcode 424247.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Miller/Russell & Associates, Shine Investment Advisory Services, Premier Trust, and PartnersFirst. These dynamic organizations provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California investment services in Colorado, and bank card services nationwide. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers’ needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company’s website, westernalliancebancorp.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited
	At or for the three months			At or for the nine months
	ended Sep. 30,			ended Sep. 30,
	2008	2007	Change %	2008	2007	Change %

Selected Income
Statement Data:
($ in thousands)
Interest income	$74,025	$80,473	-8.0%	$223,503	$224,632	-0.5%
Interest expense	24,163	33,699	-28.3	78,777	91,176	-13.6
Net interest income	49,862	46,774	6.6	144,726	133,456	8.4
Provision for loan losses	14,716	3,925	274.9	35,927	6,378	463.3
Net interest income after provision for loan losses	35,146	42,849	-18.0	108,799	127,078	-14.4
Securities gains/(losses) and other valuation changes
	(27,437)	2,056	-1,434.5	(30,425)	(1,439)	2,014.3
Other non-interest income	7,416	5,899	25.7	22,786	17,507	30.2
Non-interest expense	119,873	34,621	246.2	197,068	97,816	101.5
Income (loss) before income taxes	(104,748)	16,183	-747.3	(95,908)	45,330	-311.6
Income tax expense (benefit)	(10,040)	5,100	-296.9	(7,757)	14,898	-152.1
Net income (loss)	$(94,708)	$11,083	-954.5	$(88,151)	$30,432	-389.7
Memo: intangible asset amortization, net of tax	$598	$260	130.0	$2,624	$1,074	144.3
Diluted earnings (loss) per share	$(2.78)	$0.35	-894.3	$(2.79)	$0.98	-384.7

Non-GAAP Selected Income
Statement Data:
($ in thousands)
Interest income	$74,025	$80,473	-8.0%	$223,503	$224,632	-0.5%
Interest expense	24,163	33,699	-28.3	78,777	91,176	-13.6
Net interest income	49,862	46,774	6.6	144,726	133,456	8.4
Provision for loan losses	14,716	3,925	274.9	35,927	6,378	463.3
Net interest income after provision for loan losses	35,146	42,849	-18.0	108,799	127,078	-14.4
Securities gains/(losses), excluding impairment charges
	5,251	2,056	155.4	7,543	(1,439)	-624.2
Other non-interest income	7,416	5,899	25.7	22,786	17,507	30.2
Non-interest expense, excluding goodwill write-off	40,631	34,621	17.4	117,826	97,816	20.5
Operating income before income taxes	7,182	16,183	-55.6	21,302	45,330	-53.0
Income tax expense	1,727	5,100	-66.1	5,858	14,898	-60.7
Net operating income	$5,455	$11,083	-50.8	$15,444	$30,432	-49.3
Memo: intangible asset amortization, net of tax	$598	$260	130.0	$1,706	$1,074	58.8
Diluted net operating income per share	$0.16	$0.35	-54.3	$0.49	$0.98	-50.0

Common Share Data:
Book value per share	12.41	17.21	-27.9
Tangible book value per share (net of tax)	8.44	9.10	-7.3
Average shares outstanding (in thousands):
Basic	33,299	29,501	12.9	30,867	28,715	7.5
Diluted	34,102	31,703	7.6	31,620	30,916	2.3
Common shares outstanding	38,499	29,982	28.4

Non-GAAP Measurements:
Net operating return on average assets (1)	0.42%	0.90%	-53.3%	0.40%	0.90%	-55.6%
Net operating cash return on average tangible assets (1) (2)
	0.48	0.97	-50.5	0.46	0.95	-51.6
Net operating return on average stockholders' equity (1)
	4.13	8.46	-51.2	4.04	8.40	-51.9
Net operating cash return on average tangible stockholders' equity (1) (2)
	8.43	16.37	-48.5	8.50	10.76	-21.0
Net operating efficiency ratio - tax equivalent basis
	70.36	65.14	8.0	69.77	63.85	9.3

(1) Annualized for the three and nine-month periods ended September 30, 2008 and 2007.
(2) Cash return is defined as net income before intangible asset amortization expense.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited
	At or for the three months			At or for the nine months
	ended Sep. 30,			ended Sep. 30,
	2008	2007	Change %	2008	2007	Change	%

Selected Performance Ratios:
Net interest margin (1)	4.36	4.38	-0.5	4.27	4.48	-4.7
Net interest spread	3.87	3.36	15.2	3.71	3.39	9.4
Loan to deposit ratio	114.44	93.51	22.4

Selected Balance Sheet Data:
($ in millions)
Total assets	$5,229.0	$5,003.4	4.5%
Gross loans, including net deferred fees	3,947.2	3,546.5	11.3
Securities	622.0	788.4	-21.1
Federal funds sold	35.1	37.6	-6.6
Customer funds	3,744.4	3,996.8	-6.3
Borrowings and brokered deposits	865.1	356.3	142.8
Junior subordinated and subordinated debt	106.7	113.7	-6.2
Stockholders' equity	477.9	515.9	-7.4

Capital Ratios:
Tangible Common Equity	6.3%	5.7%	10.5%
Tier 1 Leverage ratio	8.4	7.7	9.1
Tier 1 Risk Based Capital	9.0	8.0	12.5
Total Risk Based Capital	11.4	10.3	10.7

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	1.65%	0.07%	2,257.1%	0.98%	0.14%	600.0%
Non-accrual loans to gross loans	0.71	0.46	54.3
Non-accrual loans and OREO to total assets	0.78	0.33	136.4
Loans past due 90 days and still accruing to total loans
	0.02	0.02	0.0
Allowance for loan losses to gross loans	1.45	1.13	28.3
Allowance for loan losses to non-accrual loans	204.58%	245.76%	-16.8
===================================================
(1) Annualized for the three and nine-month periods ended September 30, 2008 and 2007.
(2) Cash return is defined as net income before intangible asset amortization expense.

Western Alliance Bancorporation and Subsidiaries

Condensed Consolidated Statements of Income
Unaudited	Three Months Ended		Nine Months Ended
	September 30,		September 30,

(in thousands, except per share data)	2008	2007	2008	2007
Interest income on:
Loans, including fees	$64,977	$69,066	$193,498	$195,279
Securities	8,968	11,049	29,730	27,953
Federal funds sold and other	80	358	275	1,400
Total interest income	74,025	80,473	223,503	224,632
Interest expense on:
Deposits	16,183	26,571	52,187	74,276
Borrowings	6,338	5,270	21,220	11,491
Junior subordinated and subordinated debt	1,642	1,858	5,370	5,409
Total interest expense	24,163	33,699	78,777	91,176
Net interest income	49,862	46,774	144,726	133,456
Provision for loan losses	14,716	3,925	35,927	6,378
Net interest income after provision for loan losses	35,146	42,849	108,799	127,078
Mark-to-market gains (losses), net	5,251	2,056	7,543	(1,439)
Securities impairment charges	(32,688)	-	(37,968)	-
Other income:
Trust and investment advisory services	2,668	2,633	8,199	6,875
Service charges	1,586	1,253	4,424	3,489
Bank-owned life insurance	593	962	1,966	2,850
Other	2,569	1,051	8,197	4,293
	7,416	5,899	22,786	17,507
Other expense:
Compensation	21,812	20,556	65,263	56,410
Occupancy	5,280	5,240	15,487	14,351
Customer service	910	1,675	3,223	4,895
Merger expenses	-	-	-	747
Intangible amortization	920	260	2,624	1,074
Goodwill write-off	79,242	-	79,242	-
Other	11,709	6,890	31,229	20,339
	119,873	34,621	197,068	97,816

Income (loss) before income taxes	(104,748)	16,183	(95,908)	45,330

Income tax expense (benefit)	(10,040)	5,100	(7,757)	14,898

Net income (loss)	$(94,708)	$11,083	$(88,151)	$30,432

Diluted earnings (loss) per share	$(2.78)	$0.35	$(2.79)	$0.98

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Income
Unaudited
	Quarter ended
($ in thousands,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
except per share data)	2008	2008	2008	2007	2007
Interest income on:
Loans, including fees	$64,977	$62,817	$65,704	$69,201	$69,066
Securities	8,968	9,789	10,973	11,744	11,049
Federal funds sold and other	80	80	115	245	358
Total interest income	74,025	72,686	76,792	81,190	80,473
Interest expense on:
Deposits	16,183	16,490	19,514	23,852	26,571
Borrowings	6,338	6,587	8,295	8,698	5,270
Junior subordinated and subordinated debt	1,642	1,607	2,121	2,207	1,858
Total interest expense	24,163	24,684	29,930	34,757	33,699
Net interest income	49,862	48,002	46,862	46,433	46,774
Provision for loan losses	14,716	13,152	8,059	13,881	3,925
Net interest income after provision for loan losses	35,146	34,850	38,803	32,552	42,849
Mark-to-market gains (losses), net	5,251	707	1,585	2,458	2,056
Securities impairment charges	(32,688)	-	(5,280)	(2,861)	-
Other income:
Trust and investment advisory services	2,668	2,735	2,796	2,889	2,633
Service charges	1,586	1,411	1,427	1,339	1,253
Bank-owned life insurance	593	573	800	913	962
Other	2,569	2,233	3,395	1,731	1,051
	7,416	6,952	8,418	6,872	5,899
Other expense:
Compensation	21,812	21,517	21,934	20,172	20,556
Occupancy	5,280	5,179	5,028	5,397	5,240
Customer service	910	1,113	1,200	1,813	1,675
Intangible amortization	920	915	789	381	260
Goodwill write-off	79,242	-	-	-	-
Other	11,709	10,468	9,052	8,201	6,890
	119,873	39,192	38,003	35,964	34,621
Income (loss) before income taxes	(104,748)	3,317	5,523	3,057	16,183

Income tax expense (benefit)	(10,040)	902	1,381	614	5,100

Net income (loss)	$(94,708)	$2,415	$4,142	$2,443	$11,083

Diluted earnings (loss) per share	$(2.78)	$0.08	$0.14	$0.08	$0.35

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
($ in millions)	2008	2008	2008	2007	2007
Assets
Cash and due from banks	$137.8	$170.3	$132.9	$104.6	$128.9
Federal funds sold	35.1	10.9	59.0	11.0	37.6
Cash and cash equivalents	172.9	181.2	191.9	115.6	166.5

Securities	622.0	621.7	731.1	736.2	788.4
Gross loans, including net deferred loan fees:
Construction and land development	804.9	831.7	805.5	806.1	801.7
Commercial real estate	1,673.9	1,624.5	1,550.8	1,514.5	1,484.7
Residential real estate	571.9	536.0	519.6	492.6	466.8
Commercial and industrial	842.8	837.0	808.9	784.4	752.1
Consumer	62.0	54.1	46.2	43.5	49.9
Net deferred loan fees	(8.3)	(8.7)	(8.4)	(8.1)	(8.7)
	3,947.2	3,874.6	3,722.6	3,633.0	3,546.5
Less: Allowance for loan losses	(57.1)	(58.7)	(50.8)	(49.3)	(39.9)
Loans, net	3,890.1	3,815.9	3,671.8	3,583.7	3,506.6
Premises and equipment, net	142.9	143.4	143.9	143.4	138.4
Bank owned life insurance	90.0	89.4	88.9	88.1	87.1
Goodwill and other intangibles	160.6	240.7	241.4	242.2	243.1
Other assets	150.5	127.0	128.3	106.9	73.3
Total assets	$5,229.0	$5,219.3	$5,197.3	$5,016.1	$5,003.4

Liabilities and Stockholders' Equity
Liabilities
Non-interest bearing demand deposits	$985.0	$1,007.6	$1,032.2	$1,007.6	$1,112.1
Interest bearing deposits:
Demand	237.4	263.8	276.5	264.6	259.2
Savings and money market	1,376.9	1,585.4	1,538.3	1,558.9	1,710.8
Time, $100 and over	591.3	622.2	623.8	649.4	641.0
Other time	258.4	114.6	89.5	66.5	69.6
	3,449.0	3,593.6	3,560.3	3,547.0	3,792.7
Customer repurchase agreements	295.4	185.6	224.6	275.0	204.1
Total customer funds	3,744.4	3,779.2	3,784.9	3,822.0	3,996.8
Wholesale brokered deposits	60.0	60.0	70.0	-	-
Borrowings	805.1	717.0	696.4	544.7	356.3
Junior subordinated and subordinated debt	106.7	114.3	116.0	122.2	113.7
Accrued interest payable and other liabilities	34.9	23.4	36.0	25.7	20.7
Total liabilities	4,751.1	4,693.9	4,703.3	4,514.6	4,487.5
Stockholders' Equity
Common stock and additional paid-in capital	466.0	412.9	380.4	378.0	379.2
Retained earnings	64.0	158.7	156.3	152.3	149.8
Accumulated other comprehensive loss	(52.1)	(46.2)	(42.7)	(28.8)	(13.1)
Total stockholders' equity	477.9	525.4	494.0	501.5	515.9
Total liabilities and stockholders' equity	$5,229.0	$5,219.3	$5,197.3	$5,016.1	$5,003.4

Western Alliance Bancorporation and Subsidiaries

Changes in the Allowance For Loan Losses
Unaudited
	Quarter Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(in thousands)	2008	2008	2008	2007	2007

Balance, beginning of period	$58,688	$50,839	$49,305	$39,911	$36,946
Acquisitions	-	-	-	-	(370)
Provisions charged to operating expenses	14,716	13,152	8,059	13,881	3,925
Recoveries of loans previously charged-off:
Construction and land development	4	-	-	-	-
Commercial real estate	-	-	-	-	-
Residential real estate	31	-	-	-	-
Commercial and industrial	115	192	95	45	14
Consumer	12	4	8	20	12
Total recoveries	162	196	103	65	26
Loans charged-off:
Construction and land development	10,113	1,082	3,323	2,361	-
Commercial real estate	1,366	-	182	-	-
Residential real estate	758	1,528	970	49	-
Commercial and industrial	4,173	2,705	2,084	2,023	328
Consumer	59	184	69	119	288
Total charged-off	16,469	5,499	6,628	4,552	616
Net charge-offs	16,307	5,303	6,525	4,487	590
Balance, end of period	$57,097	$58,688	$50,839	$49,305	$39,911

Net charge-offs (annualized) to average loans outstanding	1.65%	0.55%	0.70%	0.49%	0.07%
Allowance for loan losses to gross loans	1.45	1.51	1.37	1.36	1.13
Non-accrual loans	$27,909	$44,416	$9,750	$17,873	$16,240
Other real estate owned	$12,681	$6,847	$6,901	$3,412	$149
Loans past due 90 days, still accruing	$686	$3,597	$3,235	$779	$760
Loans past due 30 to 89 days, still accruing	$34,990	$11,893	$50,681	$11,879	$5,012

Western Alliance Bancorporation and Subsidiaries

Average Balances, Yields and Rates Paid
Unaudited
	Three Months Ended September 30
	2008			2007

			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(in	(in		(in	(in
Earning Assets	millions)	thousands)		millions)	thousands)
Securities (1)	$611.5	$8,355	5.74%	$736.4	$10,796	6.07%
Federal funds sold and other	15.8	80	2.01%	26.1	358	5.45%
Loans (1)	3,926.0	64,977	6.58%	3,502.1	69,066	7.82%
Restricted stock	40.9	613	5.96%	19.1	253	5.25%
Total earnings assets	4,594.2	74,025	6.45%	4,283.7	80,473	7.50%
Non-earning Assets
Cash and due from banks	118.2			103.8
Allowance for loan losses	(60.4)			(39.0)
Bank-owned life insurance	89.6			86.5
Other assets	467.9			434.1
Total assets	$5,209.5			$4,869.1
Interest Bearing Liabilities
Sources of Funds
Interest-bearing deposits:
Interest-bearing checking	$252.9	$969	1.52%	$263.5	$1,658	2.50%
Savings and money market	1,538.7	8,666	2.24%	1,728.1	16,335	3.75%
Time deposits	792.9	6,548	3.29%	704.6	8,578	4.83%
	2,584.5	16,183	2.49%	2,696.2	26,571	3.91%
Borrowings	1,020.5	6,338	2.47%	432.5	5,270	4.83%
Junior subordinated and subordinated debt	114.2	1,642	5.72%	98.7	1,858	7.47%
Total interest-bearing liabilities	3,719.2	24,163	2.58%	3,227.4	33,699	4.14%
Non-interest Bearing Liabilities
Noninterest-bearing demand deposits	943.3			1,096.2
Other liabilities	21.0			26.0
Stockholders’ equity	526.0			519.5
Total liabilities and stockholders' equity	$5,209.5			$4,869.1
Net interest income and margin		$49,862	4.36%		$46,774	4.38%
Net interest spread			3.87%			3.36%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $470 and $473 for the third quarter 2008 and 2007, respectively.

Western Alliance Bancorporation and Subsidiaries

Operating Segment Results							Inter-
Unaudited					Credit		segment	Consoli-
				Asset	Card		Elimi-	dated
($ in millions)	Nevada	California	Arizona	Management	Services	Other	nations	Company
At Sep. 30, 2008:
Assets	$3,596.2	$917.5	$853.4	$18.7	$24.2	$24.8	$(205.8)	$5,229.0
Gross loans and deferred fees	2,633.6	711.6	622.2	-	22.8	-	(43.0)	3,947.2
Less: Allowance for loan losses	(40.5)	(7.7)	(8.2)	-	(0.7)	-	-	(57.1)
Net loans	2,593.1	703.9	614.0	-	22.1	-	(43.0)	3,890.1
Deposits	2,151.0	666.2	654.6	-	-	-	(22.8)	3,449.0
Stockholders' equity	355.0	72.9	58.7	17.1	-	(25.8)	-	477.9

No. of branches	21	9	11	-	-	-	-	41
Number of full-time equivalent employees	597	154	144	46	38	38	-	1,017

(in thousands)
Three Months Ended Sep. 30, 2008:

Net interest income	$33,069	$10,048	$7,597	$15	$139	$(1,006)	$-	$49,862
Provision for loan losses	11,024	1,427	2,036	-	229	-	-	14,716
Net interest income after provision
for loan losses	22,045	8,621	5,561	15	(90)	(1,006)	-	35,146
Securities gains/(losses) and other
valuation changes	(23,866)	(7,402)	(3,811)	-	-	7,642	-	(27,437)
Noninterest income, excluding securities and
fair value gains (losses)	2,884	542	1,564	2,675	295	309	(853)	7,416
Noninterest expense	(98,731)	(6,707)	(6,154)	(2,200)	(4,448)	(2,486)	853	(119,873)
Income (loss) before income taxes	(97,668)	(4,946)	(2,840)	490	(4,243)	4,459	-	(104,748)
Income tax expense (benefit)	(6,769)	(2,090)	(1,149)	223	(1,772)	1,517	-	(10,040)
Net income (loss)	$(90,899)	$(2,856)	$(1,691)	$267	$(2,471)	$2,942	$-	$(94,708)

(in thousands)
Nine Months Ended Sep. 30, 2008:
Net interest income	$98,106	$27,855	$22,238	$60	$73	$(3,606)	$-	$144,726
Provision for loan losses	28,271	3,444	3,521	-	691	-	-	35,927
Net interest income after provision
for loan losses	69,835	24,411	18,717	60	(618)	(3,606)	-	108,799
Securities gains/(losses) and other
valuation changes	(33,811)	(7,785)	(4,386)	-	-	15,557	-	(30,425)
Noninterest income, excluding securities and
fair value gains (losses)	9,073	1,557	4,945	8,201	597	673	(2,260)	22,786
Noninterest expense	(137,581)	(19,502)	(18,787)	(7,172)	(9,357)	(6,929)	2,260	(197,068)
Income (loss) before income taxes	(92,484)	(1,319)	489	1,089	(9,378)	5,695	-	(95,908)
Income tax expense (benefit)	(5,796)	(576)	64	517	(3,905)	1,939	-	(7,757)
Net income (loss)	$(86,688)	$(743)	$425	$572	$(5,473)	$3,756	$-	$(88,151)

Western Alliance Bancorporation and Subsidiaries

Non-GAAP Operating Segment Results
Unaudited
							Inter-
							segment	Consoli-
				Asset	Credit Card		Elimi-	dated
	Nevada	California	Arizona	Management	Services	Other	nations	Company
(in thousands)
Three Months Ended
Sep. 30, 2008:
Net interest income	$33,069	$10,048	$7,597	$15	$139	$(1,006)	$-	$49,862
Provision for loan losses	11,024	1,427	2,036	-	229	-	-	14,716
Net interest income after provision for loan losses
	22,045	8,621	5,561	15	(90)	(1,006)	-	35,146
Securities gains/(losses) and other valuation changes (excluding securities impairment charges)

	427	(2,752)	(66)	-	-	7,642	-	5,251
Noninterest income, excluding securities and fair value gains (losses)
	2,884	542	1,564	2,675	295	309	(853)	7,416
Noninterest expense (excluding goodwill impairment charge)
	(19,489)	(6,707)	(6,154)	(2,200)	(4,448)	(2,486)	853	(40,631)
Income (loss) before income taxes	5,867	(296)	905	490	(4,243)	4,459	-	7,182
Income tax expense (benefit)	1,734	(137)	162	223	(1,772)	1,517	-	1,727
Net income (loss)	$4,133	$(159)	$743	$267	$(2,471)	$2,942	$-	$5,455

(in thousands)
Nine Months Ended
Sep. 30, 2008:
Net interest income	$98,106	$27,855	$22,238	$60	$73	$(3,606)	$-	$144,726
Provision for loan losses	28,271	3,444	3,521	-	691	-	-	35,927
Net interest income after provision for loan losses
	69,835	24,411	18,717	60	(618)	(3,606)	-	108,799
Securities gains/(losses) and other valuation changes (excluding securities impairment charges)

	(4,238)	(3,135)	(641)	-	-	15,557	-	7,543
Noninterest income, excluding securities and fair value gains (losses)
	9,073	1,557	4,945	8,201	597	673	(2,260)	22,786
Noninterest expense (excluding goodwill impairment charge)
	(58,339)	(19,502)	(18,787)	(7,172)	(9,357)	(6,929)	2,260	(117,826)
Income (loss) before income taxes	16,331	3,331	4,234	1,089	(9,378)	5,695	-	21,302
Income tax expense (benefit)	4,555	1,377	1,375	517	(3,905)	1,939	-	5,858
Net income (loss)	$11,776	$1,954	$2,859	$572	$(5,473)	$3,756	$-	$15,444

Western Alliance Bancorporation and Subsidiaries

Operating Segment Results
Unaudited
							Inter-
							segment	Consoli-
				Asset	Credit Card		Elimi-	dated
($ in millions)	Nevada	California	Arizona	Management	Services	Other	nations	Company
At Sep. 30, 2007:
Assets	$3,632.1	$764.9	$775.5	$18.4	$-	$-	$(187.5)	$5,003.4
Gross loans and deferred fees	2,495.4	513.8	562.3	-	-	-	(25.0)	3,546.5
Less: Allowance for loan losses	(28.3)	(5.2)	(6.4)	-	-	-	-	(39.9)
Net loans	2,467.1	508.6	555.9	-	-	-	(25.0)	3,506.6
Deposits	2,576.8	590.9	628.4	-	-	-	(3.4)	3,792.7
Stockholders' equity	460.2	63.1	55.8	16.9	-	(80.1)	-	515.9

No. of branches	19	9	10	-	-	-	-	38
Number of full-time equivalent employees	626	152	138	33	8	30	-	987

(in thousands)
Three Months Ended
Sep. 30, 2007:
Net interest income	$33,873	$6,962	$7,222	$20	$-	$(1,303)	$-	$46,774
Provision for loan losses	3,404	404	117	-	-	-	-	3,925
Net interest income after provision for loan losses
	30,469	6,558	7,105	20	-	(1,303)	-	42,849
Securities gains/(losses) and other valuation changes
	1,543	319	194	-	-	-	-	2,056
Noninterest income, excluding securities and fair value gains (losses)
	2,759	490	416	2,637	-	-	(403)	5,899
Noninterest expense	(18,887)	(5,584)	(6,035)	2,189	(761)	(5,946)	403	(34,621)
Income (loss) before income taxes	15,884	1,783	1,680	4,846	(761)	(7,249)	-	16,183
Income tax expense (benefit)	5,003	713	557	469	(319)	(1,323)	-	5,100
Net income (loss)	$10,881	$1,070	$1,123	$4,377	$(442)	$(5,926)	$-	$11,083

(in thousands)
Nine Months Ended
Sep. 30, 2007:
Net interest income	$96,287	$19,846	$21,195	$51	$-	$(3,923)	$-	$133,456
Provision for loan losses	5,009	707	662	-	-	-	-	6,378
Net interest income after provision for loan losses
	91,278	19,139	20,533	51	-	(3,923)	-	127,078
Securities gains/(losses) and other valuation changes
	(1,383)	(99)	(246)	-	-	289	-	(1,439)
Noninterest income, excluding securities and fair value gains (losses)
	8,921	1,561	1,558	6,911	-	(288)	(1,156)	17,507
Noninterest expense	(53,543)	(17,093)	(17,276)	5,723	(761)	(16,022)	1,156	(97,816)
Income (loss) before income taxes	45,273	3,508	4,569	12,685	(761)	(19,944)	-	45,330
Income tax expense (benefit)	14,585	1,458	1,666	539	(319)	(3,031)	-	14,898
Net income (loss)	$30,688	$2,050	$2,903	$12,146	$(442)	$(16,913)	$-	$30,432

CONTACT:
Western Alliance Bancorporation
MEDIA:
Chairman/CEO
Robert Sarver, 602-952-5445
or
INVESTORS:
CFO
Dale Gibbons, 702-248-4200